UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms the “Company,” “we” and “our” refer to  CommonWealth REIT.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2013, in connection with the setting of the date for our 2014 annual meeting of shareholders for June 13, 2014, our Board of Trustees approved an amendment to our Amended and Restated Bylaws (as amended, our “Bylaws”) to move the time for shareholders to submit to the Company’s secretary nominations and proposals of other business for consideration at our 2014 annual meeting of shareholders to not later than 5:00 p.m. Eastern Time on March 24, 2014 and not earlier than February 21, 2014.  Prior to this amendment, our Bylaws required that such nominations and proposals be submitted to the Company’s secretary not later than 5:00 p.m. Eastern Time on January 10, 2014 and not earlier than December 11, 2013.  The foregoing description of the amendment to our Bylaws is not complete and is subject to and qualified in its entirety by reference to the amendment to our Bylaws, a copy of which is attached as Exhibit 3.1, and which amendment is incorporated herein by reference.

On November 25, 2013, we also issued a press release related to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

3.1                               Amendment to Amended and Restated Bylaws dated November 24, 2013

99.1                        Press Release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  November 25, 2013